Exhibit 21.1

FORWARD AIR CORPORATION
SUBSIDIARIES

State of Incorporation
Forward Air Corporation	Delaware
Central States Logistics, Inc.	Illinois
Clue Parent Merger Sub LLC	Delaware
Clue Opco LLC	Delaware
Forward Air, LLC	Tennessee
Forward Air Royalty, LLC	Delaware
Forward Air Services, LLC	Delaware
Forward Air Tech. & Logistics Services LLC	Tennessee
FACSBI, LLC	Delaware
Towne Holdings, LLC	Delaware
Synergy Cargo Logistics, Inc.	California
TAF, LLC	Indiana
Towne Air Freight, LLC	Indiana
FAF, LLC	Tennessee
TQI Holdings, LLC	Delaware
Forward Air Logistics Services, LLC	Michigan
TQI LLC	Michigan
Central States Trucking LLC	Delaware
Omni Newco, LLC	Delaware
Omni Parent, LLC	Delaware
Omni Intermediate Holdings, LLC	Delaware
Omni Holdco, LLC	Delaware
Omni Logistics, LLC	Delaware
Bigger, Farther, Faster, LLC	Delaware
Epic Freight Solutions LLC	Wyoming
IVIA Services, LLC	Delaware
Mach 1 Air Services, LLC	Delaware
Mach 1 Air Services (Hong Kong) Ltd.	Hong Kong
Mach 1 Global Services (Hong Kong) Ltd. – 60%	Hong Kong
Mach 1 Air Services (Mexico), LLC	Delaware
Mach 1 Aero Servicios, S. de R.L. de C.V.	Mexico
Mach 1 Servicios Administrativos, S de RL de CV	Mexico
Mach 1 Air Services (Hong Kong), LLC	Delaware
Mach 1 Global Services (India), LLC	Delaware
Mach 1 Global Supply Chain Services India Pvt. Ltd.	India
Mach 1 Global Services (Indonesia), LLC	Delaware
Mach 1 Global Services (U.A.E.), LLC	Delaware

Millhouse Express Services, LLC	Delaware
Millhouse Logistics Services, LLC	Delaware
Millhouse Romania SRL	Romania
Omni Trade Services, LLC	Delaware
Pacific Logistics, LLC	Delaware
Trinity Logistics USA, Inc.	New York
A G World Transport, Inc.	California
AG Customs Brokerage, Inc.	California
Ground Express Service, Inc.	California
Trinity Logistics Worldwide Canada Inc.	Canada
Omni Logistics (Japan) Co., Ltd.	Japan
Omni All In (Singapore) Pte. Ltd.	Singapore
Omni Logistics (Hong Kong) Ltd.	Hong Kong
Omni Logistics (Chengdu) Ltd.	PRC
Omni Logistics (Shanghai) Co., Ltd.	PRC
Omni Logistics (Shenzhen) Ltd.	PRC
Omni Logistics (Zhengzhou) Ltd.	PRC
Trinity Logistics (H.K.) Co., Ltd.	Hong Kong
Trinity Logistics Viet Nam Inc Co., Ltd.	Vietnam
Ho Chi Minh Branch
T L World (Pvt.) Ltd. – 40%	Sri Lanka
Air & Ground Logistics (H.K.) Ltd.	Hong Kong
Air & Ground Logistics (Taiwan) Ltd.	Taiwan
Air & Ground Logistics (Vietnam) Co., Ltd.	Vietnam
Air & Ground Logistics (China) Ltd.	PRC
Beijing Branch
Guangzhou Branch
Shenzhen Branch
Air & Ground Logistics Pte. Ltd.	Singapore
A&G World Inc. – 39.99%	Philippines
Omni Philippines Freight Services, Inc.	Philippines
Omni All In (UK) Ltd.	UK
Omni Logistics (Taiwan) Ltd.	Taiwan
Omni Logistics Germany GmbH	Germany
Omni Logistics (Malaysia) Sdn Bhd	Malaysia
Air & Ground Logistics B.V.	NL
Omni Logistics (Chile) SpA	Chile
Omni Logistics (Thailand) Ltd.	Thailand
Omni Logistics Co., Ltd.	South Korea
Canadian Omni Logistics Ltd.	Canada
Omni Logistics (Peru) S.R.L.	Peru
Millhouse Mexico S. de R.L. de C.V.	Mexico
Omni Logistics Colombia S.A.S.	Colombia